UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2019

INTRICON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

The following information is being provided pursuant to Item 2.02. Such information, including Exhibit 99.1 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On April 29, 2019, IntriCon Corporation (the “Company”) announced earnings for the quarter ended March 31, 2019. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       As disclosed in the proxy statement of IntriCon Corporation (the “Company”) filed with the Securities and Exchange Commission on March 14, 2019, referred to as the 2019 proxy statement, Michael J. McKenna will retire as a director following the annual meeting of shareholders on May 1, 2019.

(c)       Effective as of April 29, 2019, Scott Longval, IntriCon’s Chief Financial Officer, will assume the newly created role of Chief Operating Officer. In his additional role as Chief Operating Officer, Mr. Longval initially will assume responsibility for the day-to-day leadership and management of IntriCon’s operations, including manufacturing, quality control, product delivery, human resources and general administration. Mr. Longval, age 43, has served as the Company’s Chief Financial Officer since July 2006 and was promoted to Executive Vice President in January 2019. Prior to being appointed as Chief Financial Officer, Mr. Longval served as the Company’s Corporate Controller since September 2005. Further information concerning Mr. Longval is contained in the Company’s 2019 proxy statement.

(d)       On April 26, 2019, the board of directors of the Company appointed Raymond O. Huggenberger to serve as a member of the board for a term beginning immediately following the annual meeting of shareholders on May 1st and expiring at the 2021 annual meeting of shareholders. Mr. Huggenberger was appointed to serve on the Audit, Compensation, and Nominating and Corporate Governance Committees of the board. Mr. Huggenberger will be entitled to receive director fees and an annual restricted stock unit grant for non-employee directors, as described in the Company’s 2019 proxy statement.

Mr. Huggenberger has served as a member of the board of directors of Inogen, Inc. since 2008 and as a member of the board of directors of Tactile Systems Technology, since 2017. Mr. Huggenberger served as Inogen’s Chief Executive Officer from 2008 to February 2017 and also served as Inogen’s President from 2008 until January 2016. Prior to joining Inogen, Mr. Huggenberger held various management positions with Sunrise Medical Inc., a global manufacturer and distributor of durable medical equipment, culminating as its President and Chief Operating Officer. Mr. Huggenberger also serves on the board of directors of private companies Wellfount Corporation, a pharmacy services company, and Sommetrics, Clarify Medical and Ebb Therapeutics, each of which is a medical device company.

Item 7.01 Regulation FD Disclosure.

The following information is being provided pursuant to Item 7.01. Such information, including Exhibit 99.1 and Exhibit 99.2 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Exchange Act.

The information contained under Item 2.02 and Item 5.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Description
99.1	Press Release dated April 29, 2019
99.2	Press Release dated April 29, 2019 - Change to Board of Directors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Scott Longval
Name:	Scott Longval
Title:	Chief Financial Officer

Date: April 29, 2019

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Exhibit Index

Exhibit No.	Description
99.1	Press Release dated April 29, 2019
99.2	Press Release dated April 29, 2019 - Change to Board of Directors